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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      STEEL OF WEST VIRGINIA
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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                               [STEEL LETTERHEAD]

                                                                     May 5, 1997

Dear Stockholder:

    As a stockholder of Steel of West Virginia, Inc. (the "Company") you may have received proxy solicitation materials from CPT Holdings, Inc. ("CPT") and J&L Structural, Inc. ("J&L"). The CPT solicitation seeks your proxies in favor of a resolution (the "CPT Proposal") that CPT may present at the 1997 Annual Meeting on May 15, 1997, and against certain proposals set forth in the Company's Proxy Statement for the Annual Meeting.

              ONCE AGAIN, WE STRONGLY URGE YOU NOT TO RETURN CPT'S
                     BLUE PROXY CARD--SIMPLY THROW IT AWAY

                INFORMATION ABOUT OUR PREVIOUS WHITE PROXY CARD

    In our proxy statement dated April 4, 1997, which included the Company's original WHITE proxy card, we asked for your authority to vote your shares (i) in favor of re-electing the Board of Directors, (ii) in favor of the ratification of the appointment of the Company's accountants, (iii) in favor of certain amendments to the Company's Certificate of Incorporation (the "Charter Amendments"), and (iv) as to any other matters that may arise at the Annual Meeting, in the discretion of the Board of Directors' proxy holders. The Company would now like to make it clear that if the CPT Proposal is brought before the Annual Meeting, the Board of Directors' proxy holders will vote their discretionary authority granted pursuant to the White proxy cards AGAINST the CPT Proposal.

    IF YOU WANT YOUR SHARES TO BE VOTED AGAINST THE CPT PROPOSAL, AND YOU HAVE ALREADY RETURNED OUR WHITE CARD BUT NOT CPT'S BLUE CARD, THEN YOU NEED TO DO NOTHING FURTHER. In that case, your shares will be voted as you have directed with regard to the Charter Amendments and AGAINST the CPT Proposal. If you do not wish your shares voted AGAINST the CPT Proposal, you must execute and return a new proxy card indicating your preference (please see below for further voting instructions).

    CPT is not contesting the re-election of the Board of Directors or the ratification of the appointment of the Company's accountants, and CPT's proxy solicitation materials indicate that its proxy holders will take no position on these proposals unless specific instructions are given on CPT's Blue proxy card. Therefore, unless specific instructions are given on the Company's White proxy card or CPT's Blue proxy card, the Board of Directors' proxy holders will vote their discretionary authority granted pursuant to the White proxy cards in favor of the re-election of the Board of Directors and in favor of the ratification of the appointment of the Company's accountants.
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                  THE BOARD OF DIRECTORS' REASONS FOR OPPOSING
                                THE CPT PROPOSAL

    The CPT Proposal asks the stockholders to approve a non-binding resolution requesting that the Company's Board of Directors enter into negotiations with CPT and "any other qualified bidders," in an effort to negotiate the sale of the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE CPT PROPOSAL FOR THE FOLLOWING REASONS:

    The Board of Directors opposes this proposal as a thinly disguised effort to try to force the sale of the Company now, at an inadequate price, before the substantial value currently being created at the Company can be realized.

    As we previously announced, the Company's results for the first quarter of 1997 showed an increase in gross profit to $4,061,000, as compared to $3,407,000 in the first quarter of 1996, an increase in gross profit margin to 16% from 12.8% over the same periods, and an increase in net income to $1,535,000 ($.26 per share) as compared to $14,000 ($.00 per share) for the first quarter of 1996. In addition, the Company is currently entering a significant new market, the manufactured housing market, which the Company believes is over 300,000 tons per year and growing. This new market, with others, offers the Company the opportunity for significant growth. Lastly, the Company's expansion and modernization program, which is scheduled to be completed by late this year, is expected to expand the Company's range of products, improve product quality, reduce operating costs and increase the plant's rolling capacity by approximately 60%, to over 420,000 tons per year. Upon completion of the expansion and modernization program, the Board expects the Company to be a premier, low-cost provider in both its current market and related product lines, including the manufactured housing market. If the Company's expansion and modernization program is completed on schedule in late 1997, the Company will have the capacity to generate substantially higher net income in 1998.

    The Board of Directors believes that the Company is a very formidable competitor of J&L, that CPT and J&L share that belief, and that the CPT Proposal is a tactic designed to eliminate the Company as a competitor of J&L. The Board of Directors hereby states again that it cannot and will not abdicate its fiduciary obligation to act in the stockholders' best interests simply to satisfy CPT's desire to reduce competition.

    The approval of the CPT Proposal will require the affirmative vote of a majority of votes cast by the holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting.

                   THE BOARD OF DIRECTORS' REASONS FOR VOTING
                      IN FAVOR OF THE CHARTER AMENDMENTS.

    In the Company's Proxy Statement dated April 4, 1997, the Charter Amendments proposed by the Company were (i) authorizing additional shares of Common Stock;
(ii) authorizing "blank check" preferred stock, and (iii) eliminating the ability of the

                                       2
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stockholders to act by written consent. CPT claims in its proxy solicitation materials that by recommending the Charter Amendments, management and the Board of Directors are trying to entrench themselves. This is not the case. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE CHARTER AMENDMENTS FOR THE FOLLOWING REASONS:

    The Charter Amendments cannot, and are not intended to, prevent a purchase of all or a majority of the equity securities of the Company, nor are they intended to deter bids or other efforts to acquire such securities. Rather, the Charter Amendments are intended to discourage disruptive tactics and takeovers at unfair prices, such as that proposed by CPT. The Board of Directors' formation of a Special Committee of outside directors to review and consider the CPT Proposal to acquire the Company, and its retention of an investment banking firm and outside counsel to assist the Board and the Special Committee in that regard, are the best indication that the Charter Amendments are not intended to entrench the Board of Directors and management, and that the Board of Directors is fully aware of and determined to meet its fiduciary obligation to act in the best interests of the Company and its stockholders.

                              VOTING INSTRUCTIONS

IF YOU HAVE ALREADY RETURNED THE COMPANY'S WHITE PROXY CARD, AND NO OTHERS:

    If you have previously signed, dated and returned a White proxy card, and you have not executed any later dated proxies, and you wish to vote your shares AGAINST the CPT Proposal as the Board of Directors recommends, DO NOTHING. Your previously submitted proxy card will be voted AGAINST the CPT Proposal, and it will be voted in accordance with your instructions on that card as to the Charter Amendments.

    If you have previously submitted a White proxy card, and you have not executed any later-dated proxies, and YOU WOULD LIKE TO REVOKE THE DISCRETIONARY AUTHORITY TO VOTE AGAINST THE CPT PROPOSAL CONFERRED BY THE WHITE CARD, OR YOU WOULD LIKE TO CHANGE YOUR VOTE ON ANY OF THE CHARTER AMENDMENTS, you may complete, sign, date and return the accompanying White proxy card. INDICATE YOUR PREFERENCE as to the CPT Proposal and each of the Charter Amendments.

IF YOU HAVE RETURNED CPT'S BLUE PROXY CARD, BUT NOW WISH TO CHANGE YOUR MIND:

    If you have executed and returned a Blue CPT proxy card, either without executing a White proxy card or after executing a White proxy card, and marked the intention to vote for the CPT Proposal and/or against one or more of the Charter Amendments, and you would like to change any of your votes, please complete, sign, date and return the accompanying White proxy card and indicate your voting preference.

IF YOU HAVE NOT YET RETURNED ANY PROXY CARD:

    If you have not executed and returned any proxy cards, please complete, sign, date and return the accompanying White proxy card. Mark your preferences for each matter.

    EXECUTED BUT UNMARKED WHITE PROXY CARDS WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS AS TO EACH ITEM FOR WHICH NO PREFERENCE IS MARKED. IN ADDITION, UNLESS YOU INDICATE OTHERWISE, EXECUTED WHITE PROXY CARDS WILL BE VOTED AGAINST THE CPT PROPOSAL AND IN THE DISCRETION OF THE BOARD OF DIRECTORS' PROXY HOLDERS AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    If you have any questions about the voting of your shares, please call Georgeson & Company, Inc., who is assisting us in our solicitation, toll free at 1-800-223-2064.

    The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting to be held on May 15, 1997 and any adjournments thereof. You may revoke it any time prior to its use by duly executing a later proxy, or by written communication to the Secretary of the Company. Executing a proxy will not prevent a stockholder from voting in person at the Annual Meeting as to any matter brought before the Annual Meeting as to which stockholders are entitled to vote. Properly executed proxies not revoked will be voted according to the instructions thereon, or in the absence of any instructions, in the discretion of the Board of Directors' proxy holders, at the Annual Meeting or any adjournment thereof.

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
                            SOLICITATION OF PROXIES

    The cost of the Company's proxy solicitation will be borne by the Company. The Company has engaged Georgeson & Company to assist in its proxy solicitation regarding the Annual Meeting. Georgeson & Company will perform these solicitations at an anticipated cost of approximately $36,000 (of which $15,000 has already been paid) plus expenses. In addition, the Company estimates that it will spend an additional $8,000 in furtherance of or in connection with its solicitations. These costs do not include amounts normally expended by the Company for a solicitation for an election of directors in the absence of a contest or costs represented by salaries and wages of regular employees and officers. Proxies may also be solicited personally or by telephone, fax or telegraph by directors, officers, regular employees and agents of the Company, without additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                                     OTHER

    PLEASE REFER TO OUR ORIGINAL NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF APRIL 4, 1997 WHICH IS INCORPORATED HEREIN BY REFERENCE IN ITS ENTIRETY, FOR INFORMATION REGARDING VOTING PROCEDURES, OUTSTANDING SECURITIES, ELECTION OF DIRECTORS, SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS, AND OTHER MATTERS.

    We urge you to take the proper steps, according to the instructions above, to ensure your shares are voted according to your wishes.

    You are welcome to attend the Annual Meeting on May 15, 1997 at 10:30 a.m. at the Radisson Hotel Huntington and vote in person for or against any matter that may be presented, regardless of any proxies you may or may not have executed beforehand.

    Thank you for your continued support of the Company.

                                          Sincerely,

                                          Robert L. Bunting, Jr.
                                          Chief Executive Officer

                                          Timothy R. Duke,
                                          President and Chief Operating Officer

                  [LETTERHEAD OF STEEL OF WEST VIRGINIA, INC.]

Dear Stockholder:

    Please accept our thanks for sending in your WHITE Proxy Card.

    To avoid the possibility of the validity of your WHITE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new WHITE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This WHITE Proxy Card will automatically revoke any previous WHITE Proxy Card when it is returned to us.

/ /   YOUR PREVIOUS WHITE PROXY WAS UNSIGNED. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ /   YOUR PREVIOUS WHITE PROXY WAS UNDATED. (Please date, sign and return the new proxy in the enclosed envelope.)

/ /   YOUR PREVIOUS WHITE PROXY OMITTED YOUR TITLE OR AUTHORITY. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ /   YOUR PREVIOUS WHITE PROXY, AS SIGNED, DID NOT CONFORM TO THE NAME SHOWN ON
    THE PROXY. (Please date and sign this WHITE Proxy Card exactly as the registration appears on the revocation, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

/ /   YOUR PREVIOUS WHITE PROXY, AS MARKED, DID NOT CLEARLY SPECIFY YOUR
    INSTRUCTIONS. Please sign, date and clearly mark your proxy.
/ /   Other ____________________________________________________________________
    ____________________________________________________________________________

    Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed WHITE Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

Sincerely,

STEEL OF WEST VIRGINIA, INC.

    STEEL OF WEST VIRGINIA, INC. 17TH STREET AND 2ND AVENUE HUNTINGTON, WEST
                                 VIRGINIA 25703

                                     PROXY

 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                                  MAY 15, 1997

    The undersigned hereby appoints ROBERT L. BUNTING, JR., TIMOTHY R. DUKE and STEPHEN A. ALBERT or any of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Steel of West Virginia, Inc. held of record by the undersigned at the close of business on March 31, 1997 at the Annual Meeting of Stockholders to be held on May 15, 1997 and any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1.         ELECTION OF DIRECTORS
           / / FOR all nominees listed (except  / / WITHHOLD AUTHORITY to
           as marked to the contrary below)     vote for all nominees listed below

Stephen A. Albert, Robert L. Bunting, Jr., Timothy R. Duke, Albert W. Eastburn,
                      Daniel N. Pickens, Paul E. Thompson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR MY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 13,000,000 ADDITIONAL SHARES OF COMMON STOCK.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDER ACTION MAY BE TAKEN ONLY AT A MEETING OF THE STOCKHOLDERS.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

5. PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 7.

7. PROPOSAL TO APPROVE A NON-BINDING RESOLUTION REQUESTING THAT THE BOARD NEGOTIATE WITH POTENTIAL BIDDERS CONCERNING THE SALE OF THE COMPANY.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTE FOR PROPOSALS 1,2,3,4,5 AND 6, AND AGAINST PROPOSAL 7.

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A COMPANY, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

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Signature

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Signature if held jointly